Exhibit 15.1

June 26, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 2, 2013 on our review of interim financial information of The Hertz Corporation (the “Company”) for the three-month period ended March 31, 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 is included in its Registration Statement on Form S-4 dated June 26, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP